EXHIBIT 99.01

Financial Contact: John Riley

GoRemote Internet Communications

(408) 965-1377

investor@GoRemote.com

Media Contact: Bethany Sebra

GoRemote Internet Communications

(408) 965-1127

bsebra@GoRemote.com

GoRemote Announces Preliminary Financial Results for Second Quarter of Fiscal 2005

Company Expects to Report Narrowing of Loss to $0.01 Per Share and
Sequential Quarterly Broadband Revenue Growth of More Than Ten Percent

MILPITAS, Calif., - May 4, 2005 - GoRemote Internet Communications, Inc. (Nasdaq: GRIC), a leading provider of secure managed remote access solutions, announced that it expects to report a narrowing of its net loss to $0.01 per share for the second quarter of fiscal 2005, flat to modest quarterly revenue growth, and deferred revenue growth of more than $1 million.  GoRemote had $19.7 million in cash and cash equivalents on April 30, 2005, representing an increase of approximately $400,000 over the prior quarter.

GoRemote also indicated that it expects to report that revenue derived from its broadband solutions in the second quarter of fiscal 2005 was approximately $5.2 million, representing more than ten percent growth over the prior quarter, and more than 50% growth over the second quarter of 2004.  Broadband revenue during the past five fiscal quarters was as follows:  $2.2 million (Q1 2004, ending January 31); $3.4 million (Q2 2004, ending April 30); $4.1 million (Q3 2004, ending July 31); $4.3 million (Q4 2004, ending October 31); and $4.7 million (Q1 2005, ending January 31).

During the second quarter, no single customer accounted for ten percent or more of GoRemote’s revenue.  Dialup traffic from Fiberlink, both a GoRemote customer and competitor, accounted for twelve percent of GoRemote’s revenue during the first quarter of fiscal 2005.  Fiberlink recently established direct access in a small number of countries that had earlier represented a majority of its dialup traffic on the GoRemote network.   Traffic from this group of countries represented approximately 58 percent of GoRemote’s revenue from Fiberlink in the first fiscal quarter.

“Heading into the second half of fiscal year 2005, we believe that we are making progress in our quest to reshape ourselves as the leading provider of secure managed broadband network solutions,” said Tom Thimot, President and CEO of GoRemote.  “Our sequential growth in broadband revenue over five quarters, combined with the fact that broadband in the second quarter represented approximately 43 to 44% of our revenue, is evidence that we are successfully transitioning away from dependence on a base of declining legacy dialup revenue.”

GoRemote indicated that it intends to announce its final financial results for the second quarter on June 7, 2005.

About GoRemote

GoRemote Internet Communications, Inc. (NASDAQ: GRIC) is a leading provider of secure managed remote access solutions, enabling customers to achieve best-of-breed network security, while reducing capital and operating expenses associated with their mobile and remote workforces. GoRemote provides a comprehensive portfolio of secure managed broadband network solutions for mobile office, teleworker/home offices, and branch office/retail environments. The GoRemote Global Network™ includes more than 45,000 wired and wireless access points in more than 150 countries. More information about GoRemote is available at www.GoRemote.com or by calling +1.408.955.1920.

GoRemote, GoRemote Branch Office, GoRemote Express, GoRemote Global Network, GoRemote Internet Communications, GoRemote Mobile Office, GoRemote Revolution, GoRemote Teleworker, GoRemote Total Security Protection, GoRemote Universal Remote Control and “For the everywhere enterprise” are trademarks of GoRemote Internet Communications, Inc. All other trademarks mentioned in this document are the property of their respective owners.

This news release, including the statement by Tom Thimot, may include “forward-looking” statements, including projections about the business of GoRemote Internet Communications, Inc., within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on information available to us at the time of the release and we assume no obligation to update any such forward-looking statements. The forward-looking statements in this release are not guarantees of future performance and actual results could differ materially from our current expectations as a result of numerous factors, including the risks and uncertainties associated with our business that are detailed in our most recent reports on Form 10-K and Form 10-Q on file with the SEC and available through www.sec.gov.